                                                                   EXHIBIT 10.17

                          DEBT SUBORDINATION AGREEMENT
                          ----------------------------

     THIS AGREEMENT is made and entered into as of the 27th day of December, 2004, by and among CENTRA, INC., hereinafter called "Creditor," UNIVERSAL TRUCKLOAD SERVICES, INC., a corporation organized and existing under the laws of Michigan, hereinafter called "Borrower," and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association having its principal place of business in Memphis, Tennessee, hereinafter called "Lender."

                                Recitals of Fact
                                ----------------

     Borrower is has obtained loans, extensions of credit and other financial accommodations from Lender and has requested Lender to allow the Borrower to declare and make a dividend to Creditor in accordance with the resolution (the "Resolution") substantially in the form attached hereto as EXHIBIT "A"; but Lender is unwilling to give such consent or to continue making further loans, extensions of credit and other financial accommodations to Borrower unless Creditor and Borrower enter into this Agreement with Lender.

     NOW, THEREFORE, in consideration of the premises, as set forth in the Recitals of Fact, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby covenant and agree as follows:

                                   Agreements
                                   ----------

     1.   Definitions.
          -----------

     (a) "Junior Debt" means the Fifty Million Dollar ($50,000,000.00) cash distribution owed by Borrower to Creditor pursuant to the terms of the Resolution.

     (b) "Superior Debt" means all loans, advances, liabilities, obligations, debit balances, covenants and duties at any time owed by Borrower to Lender, under the Loan Agreement and Note executed pursuant thereto.

     (c) "Loan Agreement" means the Loan Agreement, bearing date of the 31st day of December, 2001, among Borrower, The Mason and Dixon Lines, Incorporated ("Mason Dixon"), Universal Am-Can, Ltd. ("Universal") and the Bank, as amended by First Amendment to Loan Agreement dated May 11,2004, among Borrower, Mason Dixon, Universal, and Mason Intermodal, Inc. ("Mason Intermodal"), as amended by Second Amendment to Loan Agreement dated June 29, 2004, among Borrower, Mason Dixon, Universal, Mason Intermodal, Economy Transport, Inc. ("Economy") and Louisiana Transportation, Inc. ("Louisiana"), and by Third Amendment to Loan Agreement dated August 12, 2004, among Borrower, Bank, Mason Dixon, Universal, Mason Intermodal, Economy, Louisiana, Great American Lines, Inc. ("Great American Lines") and Great American Logistics ("Great American Logistics"), as amended by Fourth Amendment to Loan Agreement dated December 27th, 2004, as same may be amended or modified.

     (d) "Note" means the promissory note of the Borrower, Mason Dixon and Universal dated December 31, 2001, in the principal amount of Twenty Million Dollars ($20,000,000.00), payable to the order of the Bank, as amended by Amended and Restated Promissory Note of Borrower, Mason Dixon, Mason Intermodal and Universal dated May 11, 2004, in the principal amount of Twenty Million Dollars ($20,000,000.00), as amended by the Second Amended and Restated Promissory Note of Borrower, Mason Dixon, Universal, Mason Intermodal, Economy and Louisiana dated June 29, 2004, in the principal amount of Forty Million Dollars ($40,000,000.00), as amended by Third Amended and Restated Promissory Note of Borrower, Mason Dixon, Mason Intermodal, Universal, Economy, Louisiana, Great American Lines and Great American Logistics, dated August 12, 2004, in the principal sum of Forty Million Dollars ($40,000,000.00), which evidences the Loan, as such note may be modified, renewed or extended from time to time; and any other note or notes executed at any time to evidence the Loan in whole or in part.

     2.   Subordination.

     (a) Creditor hereby postpones and subordinates, to the extent and in the manner provided in this Agreement, all of the Junior Debt to the full and final payment and discharge of all of the Superior Debt.

     (b)  It is expressly understood that, notwithstanding the provisions of
Section 2(a) Borrower may pay Creditor the Junior Debt solely out of the proceeds of the IPO (as defined in the Resolution) upon the satisfaction of the following terms: (i) the IPO has been consummated and Borrower has received in net proceeds from the IPO, in an amount sufficient to pay in full the Junior Debt, (ii) Creditor has not received any notice from the Bank that (a) an Event of Default (as defined in the Loan Agreement) has occurred, nor (b) any event which with notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing, and (iii) the payment of the Junior Debt shall not result in an Event of Default under the Loan Agreement or in any event which with notice or the passage of time, or both would constitute an Event of Default. If the net IPO proceeds are insufficient to pay the Junior Debt, if the other criteria for Section 2(b) are satisfied, Borrower may pay, and Creditor may receive, the Junior Debt to the extent of, and solely from, net IPO proceeds received by the Borrower.

     (c) If Borrower issues or has issued any instrument or document evidencing the Junior Debt, each such instrument and document shall bear a conspicuous legend that it is subordinated to the Superior Debt. The books of Creditor and Borrower shall be marked to evidence the subordination of all of the Junior Debt to Lender. Lender is authorized to examine such books upon at least five (5) days written notice from time to time and to make any notations required by this Agreement. Creditor shall provide to Lender a copy of such instrument as it has been marked.

     3. Warranties and Representations of Borrower and Creditor. The Creditor and the Borrower each hereby represents and warrants that:

          (a) it has not relied and will not rely on any representation or information of any nature made by or received of Lender relative to Borrower in deciding to execute this Agreement or to permit it to continue in effect;

                                       2


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          (b)  as of the date hereof, the total principal amount of the Junior
     Debt is as set forth in EXHIBIT "A" hereto attached.

          (c) Creditor is the lawful owner of the Junior Debt and no part thereof is subject to any defense, offset or counterclaim;

          (d) Creditor has not heretofore assigned or transferred any of the Junior Debt, any interest therein or any collateral or security pertaining thereto; and

          (e) Creditor has not heretofore given any subordination in respect of the Junior Debt.

     4. Negative Covenants. Without Lender's prior written consent (which may be given or withheld in Lender's sole and unrestricted discretion), until all of the Superior Debt has been fully and finally paid:

          (a) Borrower shall not, directly or indirectly, make any payment on account of the Junior Debt except as allowed in Section 2 hereof;

          (b) Creditor shall not demand, collect or accept from Borrower or any other person any payment on account of the Junior Debt or any part thereof except as allowed by Section 2 hereof or realize upon or enforce any collateral securing the Junior Debt;

          (c) Creditor shall not hereafter transfer or assign any of the Junior Debt to any person;

          (d) Borrower will not hereafter issue any instrument, security or other writing evidencing any part of the Junior Debt, and Creditor will not receive any such writing, except in a form in compliance with this Agreement;

          (e) Creditor will not commence or join with any other creditors of Borrower in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against Borrower; and

          (f) neither the Borrower not the Creditor otherwise shall take or permit any action prejudicial to or inconsistent with Lender's priority position over Creditor that is created by this Agreement.

     5. Turnover of Prohibited Transfers. If any payment, distribution or security or the proceeds thereof are received by Creditor on account of or with respect to the Junior Debt (including, without limitation, in connection with or as result of any liquidation or dissolution of the Borrower or any bankruptcy or insolvency proceeding with respect to the Borrower), except for payments allowed under Section 2(b) hereof, Creditor shall forthwith deliver same to Lender in the form received (except for addition of any endorsement or assignment necessary to effect a transfer of all rights therein to Lender) for application to the Superior Debt. Lender is irrevocably authorized, as Creditor's agent and attorney-in-fact, to supply any required endorsement or assignment which may have been omitted. Until so delivered any such payment,

                                       3




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any distribution or security shall be held by Creditor in trust for Lender and shall not be commingled with other funds or property of Creditor.

     6. Waivers. Borrower and Creditor each hereby waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by Lender. To the fullest extent permitted by law, Borrower and Creditor each hereby further waives: presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Superior Debt or the Junior Debt to which Borrower or Creditor may be a party (except as provided for in said Loan Agreement or any instrument executed in connection therewith); notice of the acceptance of this Agreement by Lender; notice of any loans made, extensions granted or other action taken in reliance hereon; and all other demands and notices of every kind in connection with this Agreement, the Superior Debt or the Junior Debt. Creditor assents to any release, renewal, extension, compromise or postponement of the time of payment to the Superior Debt, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon.

     7. Subrogation. Provided that the Superior Debt has been fully and finally paid and discharged, Creditor shall be subrogated to the rights of Lender to receive payments or distribution of cash, property, or securities payable or distributable on account of the Superior Debt, to the extent of all payments and distributions with respect to the Junior Debt which are paid over to or for the benefit of Lender pursuant to this Agreement.

     8. Statement of Account. Creditor and Borrower each agree to render to Lender from time to time upon Lender's request therefor a statement of Borrower's account with Creditor.

     9. Validity of Junior Debt. The provisions of this Agreement subordinating the Junior Debt are solely for the purpose of defining the relative rights of Lender and Creditor, and shall not impair as between Creditor and Borrower, the obligation of Borrower, which is unconditional and absolute, to pay the Junior Debt, nor shall any such provisions prevent Creditor from exercising all remedies otherwise permitted by applicable law or under any instrument or agreement evidencing the Junior Debt upon default thereunder, subject to the rights of Lender hereunder to receive cash, property or securities otherwise payable or deliverable to Creditor until the Superior Debt is paid in full.

     10. Indulgences Not Waivers. Neither the failure nor any delay on the part of Lender to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.


                                       4

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     11.  Duration and Termination. This Agreement shall become effective when accepted by Lender in Memphis, Tennessee, and, when so accepted, shall constitute a continuing agreement of subordination, and shall remain in full force and effect until the earlier of the date (i) all of the Superior Debt has been fully and finally paid or (ii) the Junior Debt has been paid in the manner permitted by (and in compliance with) Section 2(b). The bankruptcy of Creditor shall not effect a termination hereof. Lender may, without notice to Creditor, extend or continue credit and make other financial accommodations to or for the account of Borrower in reliance upon this Agreement, whether or not an order for relief has been entered in respect of Borrower under the Bankruptcy Code.

     12. Default and Enforcement. If any representation or warranty in this Agreement proves to have been materially false when made, or, in the event of a breach by Borrower or Creditor in the performance of any of the terms of this Agreement, all of the Superior Debt shall, at the option of Lender, become immediately due and payable without presentment, demand, protest, or notice of any kind (except as provided in, and subject to the right to cure as a Non-Monetary Default, under the Loan Agreement or any instrument executed in connection therewith). At any time Creditor fails to comply with any provision of this Agreement that is applicable to Creditor, Lender may demand specific performance of this Agreement, whether or not the Borrower has complied with this Agreement, and may exercise any other remedy available at law or equity. Without limiting the generality of the foregoing, if Creditor, in violation of this agreement, shall institute or participate in any action suit or proceeding against Borrower, Borrower may interpose as a defense or dilatory plea this Agreement and Lender is irrevocably authorized to intervene and to interpose such defense or plea in Borrower's name. If Creditor attempts to enforce or realize upon any collateral securing the Junior Debt in violation of Agreement, Borrower, or Lender in Borrower's or Lender's name by virtue of this Agreement, may restrain such realization or enforcement.

     13. Notices. All notices, requests, demands and other communications required or permitted under this Agreement or by law shall be in writing and shall be deemed to have been duly given when delivered in person, sent by overnight courier service, or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed as set forth below:

     (a)  If to Lender:       First Tennessee Bank National Association
                              165 Madison Avenue
                              Memphis, TN 38103
                              Attention: Commercial Finance Division

          With a copy to:     Baker, Donelson, Bearman, Caldwell & Berkowitz
                              165 Madison Avenue, Suite 2000
                              Memphis, TN 38103
                              Attention: Mary Aronov

     (b)  If to Creditor:     Centra, Inc.
                              12225 Stephens Road
                              Warren, MI 48089
                              Attention: Norman E. Harned





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     (c)  If to Borrower:     Universal Truckload, Inc.
                              11355 Stephens Road
                              Warren, MI 48089
                              Attention: Robert Sigler

     Any addressee may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

     14. Lender's Duties Limited. The rights granted to Lender in this Agreement are solely for its protection and nothing herein contained imposes on Lender any duties with respect to any property of the Borrower or the Creditor heretofore or hereafter received by Lender beyond reasonable care in the custody and preservation of such property while in Lender's possession. Lender has no duty to preserve rights against prior parties on any instrument or chattel paper received from Borrower or Creditor as collateral security for the Superior Debt or any portion thereof.

     15. Authority. Borrower and Creditor each represent and warrant that it (or he) has authority to enter into this Agreement and that the person signing for each party is authorized and directed to do so.

     16. Entire Agreement. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understanding, inducements or conditions, whether express or implied, oral or written. Neither this Agreement nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by the party to be charged.

     17. Additional Documentation. Borrower and Creditor shall execute and deliver to Lender such further instruments and shall take such further action as Lender may at any time or times reasonable request in order to carry out the provisions and intent of this Agreement.

     18. Expenses. Borrower and Creditor jointly and severally agree to pay Lender on demand all expenses of every kind, including reasonable attorney's fees on a time and charges basis, that Lender may incur in enforcing any of its rights under this Agreement.

     19. Successors and Assigns. This Agreement shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon Borrower, Creditor, and their respective successors and assigns.

     20. Defects Waived. This Agreement is effective notwithstanding any defect in the validity or enforceability of any instrument or document evidencing or securing the Superior Debt.

     21. Governing Law. The validity, construction and enforcement of this Agreement shall be governed by the internal laws of the State of Tennessee.



                                       6
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     22.  Severability. The provisions of this Agreement are independent of and separable from each other. If any provisions hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     IN WITNESS WHEREOF, the parties hereto have executed, sealed and delivered this Agreement, as of the day and year first above written.


                                         CENTRA, INC.

                                         By: /s/ Norman E. Harned
                                             ---------------------
                                             Norman E. Harned,
                                             VP/Secretary/Treasurer


                                                                        CREDITOR

                                         UNIVERSAL TRUCKLOAD
                                         SERVICES, INC.

                                         By: /s/ Robert Sigler
                                             ---------------------
                                             Robert Sigler,
                                             Vice-President/Secretary/Treasurer

                                                                        BORROWER


Accepted in Memphis, Tennessee:

FIRST TENNESSEE BANK
NATIONAL ASSOCIATION

By: /s/ Steven J. Hawkins
   --------------------------------
Title:  Senior Vice President
      -----------------------------





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